U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                July 18, 2005
                                                  ------------------------------

                              THERMODYNETICS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                   0-10707                  06-1042505
--------------------------------------------------------------------------------
[State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
of incorporation)                                            Identification No.)
--------------------------------------------------------------------------------

   651 Day Hill Road, Windsor, Connecticut                         06095
--------------------------------------------------------------------------------
  (Address of principal executive offices)                        (Zip Code)


                                  860-683-2005
--------------------------------------------------------------------------------
                         (Registrant's telephone number)

                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240, 14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Thermodynetics. Inc.                 Page 2

--------------------------------------------------------------------------------

Item 1.01.  Entry into a Material Definitive Agreement.

         On July 11, 2005, Thermodynetics, Inc. (the "Company") filed a report on Form 8-K under Item 2.04, "Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement," (the "July 11th 8-K") regarding Vulcan Industries, Inc.'s ("Vulcan") receipt of a notice of default dated July 1, 2005 from its equipment finance company (the "Equipment Lender") of a $1,847,580 equipment term loan (the "Equipment Term Loan"). The Form 8-K also reported that the Company, Vulcan and another subsidiary, Turbotec Products, Inc., received a notice dated July 6, 2005 from its primary bank (the "Bank") stating that the $700,000 term loan from the Bank (the "Bank Term Loan") was in default. Such Form 8-K is incorporated herein by reference.

         Consequently the Company, Vulcan, the Bank, the Equipment Lender, the City of Sturgis ("City") and Vulcan's major customer ("Customer") entered into an Accommodation Agreement consummated July 18, 2005 (the "Accommodation Agreement") as summarized below:

   o All equipment financed by the Equipment Lender was purchased by the Customer by payment of 100% of the Company's obligation to the Equipment Lender, and $175,000 of the Company's obligation to the City. The Company paid the remaining $187,000 due to the City.
   o The Company and Vulcan received full releases from all financial obligations owed to such lenders.
   o The Customer also acquired certain other assets from Vulcan for no additional consideration and the Bank released such other equipment from its lien.
   o The Customer waived certain offsets it may have against amounts due Vulcan until such time as Vulcan's obligations to the Bank are satisfied in full.
   o The Customer has purchased certain inventory from Vulcan.
   o Vulcan has agreed to continue to produce certain products for the Customer, provided the Customer funds such production pursuant to weekly budgets agreed to by Customer.
   o The Company owes the Customer $175,000 for operating advances made in January, 2005.
   o At its option, the Customer may sublease Vulcan's facility and equipment at the same amount Vulcan pays to its landlord, plus an amount to be agreed upon for the use of any remaining equipment owned by Vulcan. Further, the Customer was granted an exercisable right, upon a default by Vulcan, an exercisable right to occupy and use Vulcan's facility and equipment to manufacture parts for itself, including the right to lease Vulcan's employees; the Customer would then be obligated to reimburse Vulcan for all costs related to the employees and all overhead facility costs associated with the production of its parts.
   o The Accommodation Agreement also provided releases between the Customer Vulcan and the Company.

Thermodynetics. Inc.                 Page 3


         The Accommodation Agreement severely reduces Vulcan's manufacturing capacity and revenues, but also removes a significant amount of debt from the Company's balance sheet. Further, if the Customer does not fund certain operations of Vulcan it may cause Vulcan to cease operations as the ability of Vulcan to operate afterwards may not be economically feasible. Therefore, the long-term viability of Vulcan is highly uncertain.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

         The information provided in Item 1.01 of this Form 8-K is incorporated herein in its entirety.

Item 8.01.  Other Events.

           In a press release dated May 23, 2005 which was filed as an exhibit to Form 8-K filed May 24, 2005, the Company stated that it expected "to achieve new record level of sales and operating results" in fiscal-year 2006; the company no longer anticipates achieving record levels of sales and operating results in fiscal-year 2006.

Item 9.01.  Financial Statements and Exhibits

         (c) Exhibits.
         -------------

                Exhibit No.                      Description
                -----------                      -----------

                10.1. Accommodation Agreement by and among Customer, Vulcan Industries, Inc., Thermodynetics, Inc., Bank, Equipment Lender and the City of Sturgis, Michigan dated July 15, 2005.





                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

(Registrant)
THERMODYNETICS, INC.



By:  /s/ Robert A. Lerman
   ------------------------------
      Robert A. Lerman, President


Date: July 21, 2005

TDYT 8-K 2005 (TDYT 8-K Accom 07-20-05 (2))